UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: December 11, 2009

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

445 Park Avenue, New York, New York  10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01             Entry Into a Material Definitive Agreement.

On December 11, 2009, China North East Petroleum Holdings Limited (the “Company”) entered into an engagement letter (the “Engagement Letter”) with Rodman & Renshaw, LLC (“Rodman”), as the exclusive placement agent, relating to the Company’s registered offer and sale of shares of its common stock and warrants to purchase its common stock. A copy of the Engagement Letter is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the investors signatory thereto. The Securities Purchase Agreement relates to the issuance and sale in a public offering by the Company of an aggregate of 1,963,637 shares of its common stock, at a price of $6.875 per share (each a “Share,” and, collectively, the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 392,728 shares of common stock. The Company will receive gross proceeds of approximately $13.5 million before placement agent fees and other expenses. The Securities Purchase Agreement contains representations, warranties, and covenants of the Company and the investors that are customary for transactions of this type. The Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Warrants are exercisable beginning six months after their initial issuance at an exercise price of $8.10 per share until June 17, 2011. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions. A copy of the form of Warrant is attached hereto and incorporated herein by reference as Exhibit 10.2.

Pursuant to the Engagement Letters, the Placement Agent will receive an aggregate fee of 6% of the aggregate proceeds raised, which is estimated to be $810,000 and warrants to purchase up to 58,910 shares of the Company’s common stock at the exercise price of $8.10. The warrants to be issued to the Placement Agent shall be exercisable until September 9, 2014.

The description of the offering provided herein is qualified in its entirety by reference to the Engagement Letter and the Securities Purchase Agreement. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Engagement Letter and the Securities Purchase Agreement in order to provide investors and the Company’s stockholders with information regarding their respective terms and in accordance with applicable rules and regulations of the Commission. Each agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Engagement Letter and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The Shares are being issued pursuant to a prospectus supplement dated December 15, 2009, filed with the Commission pursuant to Rule 424(b) under the Securities Act, as part of a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-160299), including a related prospectus, which was declared effective by the Securities and Exchange Commission on September 9, 2009.

A copy of the opinion of The Crone Law Group relating to the legality of the issuance and sale of the Shares in the offering is attached hereto as Exhibit 5.1.

On December 14, 2009, the Company issued a press release announcing the execution of the Engagement Letter, entry into the Securities Purchase Agreement and general terms of the Shares to be offered.  The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

1.1	Engagement Letter dated December 11, 2009 by and among the Company and Rodman & Renshaw, LLC

5.1	Opinion of The Crone Law Group

10.1	Form of Securities Purchase Agreement dated as of December 14, 2009 between the Company and the Purchasers

10.2	Form of Warrant

23.1	Consent of The Crone Law Group (contained in Exhibit 5.1)

99.1	Press Release dated December 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: December 15, 2009	By:	/s/ Wang Hongjun
Wang Hongjun
President, Chairman and Chief Executive Officer

2

Exhibit Index

1.1	Engagement Letter dated December 11, 2009 by and among the Company and Rodman & Renshaw, LLC

5.1	Opinion of The Crone Law Group

10.1	Form of Securities Purchase Agreement dated as of December 14, 2009 between the Company and the Purchasers

10.2	Form of Warrant

23.1	Consent of The Crone Law Group (contained in Exhibit 5.1)

99.1	Press Release dated December 14, 2009